Exhibit 10.1(a3)

AMENDMENT TO
FIRST HORIZON NATIONAL CORPORATION
DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 21, 1997)

The Directors and Executives Deferred Compensation Plan of First Horizon National Corporation (as amended and restated January 21, 1997 and as further amended effective July 17, 2001) (the “Plan”) is hereby amended as hereinafter provided.  It is intended by the Compensation Committee of the Board of Directors to make only those changes to the Plan that are necessary in order for the Plan to be in compliance with Section 409A of the Internal Revenue Code (the “Code”), and in the case of any ambiguity, this Amendment shall be construed in accordance with the intent of the Committee to make the least possible change in order to achieve such compliance.  The specific amendments are as follows:

1.           Each Participant who executes an addendum to his or her Deferral and Acknowledgement Agreement in the form of Exhibit “A” to this Amendment shall become subject to all of the terms and conditions of this Amendment notwithstanding any provision of his or her Deferral and Acknowledgement Agreement to the contrary.

2.           All references in the Plan and in any Deferral and Acknowledgement Agreement subject to this Amendment to a “termination of employment” or any similar terms are hereby amended to refer instead to a “separation from service.”  Whether a separation from service has occurred shall be determined in accordance with Section 409A of the Code, and the following rules shall apply:

(a)           Except in the case of a Participant on a bona fide leave of absence as provided below, a Participant is deemed to have incurred a separation from service if the Company and the Participant reasonably anticipate that the level of services to be performed by the Participant after a date certain would be reduced to twenty percent (20%) or less of the average services rendered by the Participant during the immediately preceding thirty-six (36) month period disregarding periods during which the Participant was on a bona fide leave of absence.

(b)           A Participant who is absent from work due to military leave, sick leave or other bona fide leave of absence shall incur a separation from service on the first day immediately following the later of (i) the six-month anniversary of the commencement of the leave or (ii) the expiration of the Participant’s right, if any, to reemployment or to return to work under statute or contract.

(c)           For purposes of determine whether a separation from service has occurred, the Company and its affiliates shall be treated as a single employer.  For this purpose, an affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, except that for the foregoing purposes, common ownership of at least fifty percent (50%) shall be determinative.

(d)           The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a separation from service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction.  Such determination shall be made in accordance with the requirements of Section 409A of the Code.

3.           Section III.G of the Plan is hereby amended to delete such section in its entirety and to substitute in lieu thereof the following:

“Change in Control” means the occurrence with respect to the Company of any of the following events:  (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; (iii) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this Section, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Company, or the Participant’s relationship to the Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.

4.           Notwithstanding any provision of the Plan to the contrary, specifically including but not limited to Sections IV and V:

(a)           No new Deferral and Acknowledgement Agreements shall be accepted by the Company.

(b)           Existing Deferral and Acknowledgement Agreements may not be amended or modified without the consent of the Committee, which consent shall be withheld if such amendment or modification would cause such Deferral and Acknowledgement Agreement not to comply with Section 409A of the Code.

(c)           Neither the Company nor the Committee may accelerate the time or form of payment of any benefit due to the Participant hereunder unless such acceleration is permitted under Treas. Reg. §1.409A-3(j)(4).  Neither the Company nor the Committee may delay the time for payment of any benefit due to the Participant hereunder except to the extent permitted under Treas. Reg. §1.409A-2(b)(7).

5.           Section VI.A of the Plan is hereby amended to delete such section in its entirety and to substitute in lieu thereof the following:

A.           Retirement Benefit.  If a Participant separates from service with the Company and such separation constitutes a Normal Retirement, the Company shall pay to the Participant the benefits from the Participant’s Accrual Account as provided in this paragraph.  The first benefit to be paid on the thirty-first (31st) day of January following the calendar year in which the Participant attains Normal Retirement.  The Accrual Account shall be payable in a total of one hundred eighty (180) monthly payments, calculated initially as one hundred eighty (180) equal payments of the Accrual Account including interest at the Applicable Rate in effect on the later of (i) January 1, 2008 or (ii) January 1 of the year in which the Participant attains Normal Retirement.  The monthly payments shall not thereafter be adjusted in the event of a subsequent change in the Applicable Rate.

6.           Notwithstanding any provision of Section VI.B of the Plan to the contrary, in the event that (a) a recalculation is required under Section VI.B and (b) any remaining balance shall remain payable to the Participant thereafter, any remaining Accrual Account balance recalculated as of the date of the next installment shall be paid in the same number of installments remaining to be made to the Participant under Section VI.A but for the occurrence of the recalculation.  Each installment shall be in an equal amount including interest at the Guaranteed Rate in effect as of January 1 of the year in which the recalculation occurs.  Interest at the aforesaid Guaranteed Rate shall accrue on any remaining Accrual Account balance from and after the date of the first installment following the recalculation.

7.           Section VI.C of the Plan is hereby amended to add the following sentence at the end of such section:

No Interim Distributions shall be made after December 31, 2006.

8.           Notwithstanding any provisions of Section VI.D and VI.E of the Plan to the contrary, all payments under such sections shall only be made in one lump sum on the date therein specified and no installment payments shall be made under such sections.

9.           Section VI.G of the Plan is hereby amended to delete the first two sentences of such section in their entirety and to substitute in lieu thereof the following:

If a Participant other than a  Nonemployee Director separates from service with the Company after the date on which he or she qualifies for early retirement (as such term is defined in the First Tennessee National Corporation Pension Plan or upon satisfaction of a “Rule of 75”, where the sum of a Participant’s age and years of service with the Company equals at least 75), or if a Participant who is a Nonemployee Director separates from service as a director of the Company after at least 10 years of services as a director of the Company, then the Participant shall be entitled to receive a monthly benefit as described in Section VI.A, however, the Accrual Account shall be recalculated over the entire period of deferral using an interest rate equal to the Guaranteed Rate (unless a higher rate is approved by the Committee).  In addition, said benefit shall commence on the thirty-first (31st) day of January following the calendar year in which the Participant attains the age of 65.

10.           Section VI.H(ii) of the Plan is hereby amended to delete the first two sentences of such section in its entirety and to substitute in lieu thereof the following:

Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control occurs, the Company shall make a lump sum payment (a “Payment”) to each Participant other than current or former Nonemployee Directors (except as provided below) on the date of the Change of Control simultaneously with the closing thereof, if administratively practicable, or as soon thereafter as is administratively practicable, but no later than 2 business days after the Change in Control has occurred (the “Payment Date”).  For purposes of this Section VI.H(ii), “Determination Date” shall mean the date of the Change in Control (or, if an agreement to effectuate a Change in Control pursuant to a Business Combination (as defined under the Plan prior to this Amendment) has been executed, the date one month prior to the date such agreement was executed).

11.           Notwithstanding any provision of the Plan or this Amendment to the contrary, with respect to a Participant who is a Specified Employee (as defined in Section 13 of this Amendment) as of the date such Participant incurs a separation from service, payment shall be made no earlier than the first day of the seventh month following the month in which such separation from service occurs. On such date, the Participant shall receive all payments that would have been made on or before such date but for the provisions of this section, and the terms of this section shall not affect the timing or amount of any payments to be made after such date under the other provisions of the Plan or this Amendment.

12.           Notwithstanding any provision in Section VIII of the Plan to the contrary, any exercise of discretion by the Committee under Section VIII shall be limited to determining the calculation of the amount of benefits payable and not to changing the time or form of payment of any benefit due to the Participant hereunder.

13.           Capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Plan.  In addition, the following definitions shall apply to this Amendment:

(a)           “Specified Employee” means a Participant who, as of the date of his separation from service, is a “key employee” of the Company or any Affiliate, any stock of which is actively traded on an established securities market or otherwise.  A Participant is a key employee if he or she meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code, (applied in accordance with applicable regulations thereunder and without regard to Section 416(i)(5)) at any time during the 12-month period ending on the Specified Employee Identification Date. Such Participant shall be treated as a key employee for the entire 12-month period beginning on the Specified Employee Effective Date.

For purposes of determining whether a Participant is a Specified Employee, the compensation of the Participant shall be determined in accordance with the definition of compensation provided under Treas. Reg. Section 1.415(c)-2(d)(3) (wages within the meaning of Section 3401(a) of the Code for purposes of income tax withholding at the source, plus amounts excludible from gross income under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), without regard to rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed); provided, however, that, with respect to a nonresident alien who is not a Participant in the Plan, compensation shall not include compensation that is not includible in the gross income of such person under Sections 872, 893, 894, 911, 931 and 933, provided such compensation is not effectively connected with the conduct of a trade or business within the United States.

Notwithstanding anything in this paragraph to the contrary, (i) if a different definition of compensation has been designated by the Company with respect to another nonqualified deferred compensation plan in which a key employee participates, the definition of compensation shall be the definition provided in Treas. Reg. Section 1.409A-1(i)(2), and (ii) the Company may through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Company, elect to use a different definition of compensation.

In the event of corporate transactions described in Treas. Reg. Section 1.409A-1(i)(6), the identification of Specified Employees shall be determined in accordance with the default rules described therein, unless the Company elects to utilize the available alternative methodology through designations made within the timeframes specified therein.

(b)           “Specified Employee Identification Date” means September 30, unless the Company has elected a different date through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Company.

(c)           “Specified Employee Effective Date” means the first day of the fourth month following the Specified Employee Identification Date, or such earlier date as is selected by the Committee.

14.           The foregoing provisions of this Amendment are intended to cause the Plan as amended to conform with the requirements of Section 409A of the Code, including the regulations thereunder, and the provisions of this Amendment shall be construed in accordance with that intention.  If any provision of this Amendment shall be inconsistent or in conflict with the applicable requirements of Section 409A, then such requirements shall be deemed to override and supersede the inconsistent or conflicting provision.  Any provision required for compliance with Section 409A that is omitted from this Amendment shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed part of this Amendment to the same extent as though expressly set forth herein.  The Company will bear no responsibility for any determination by any other person or persons that the terms, arrangements or administration of the Plan has given rise to any tax liability under Section 409A of the Code.

15.           This Amendment shall take effect with respect to all benefits payable under the Plan after December 31, 2007.

IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of First Horizon National Corporation has caused this Amendment to the Plan to be executed by its duly authorized representative this _______ day of _________________, 2007.

___________________________________
Name
___________________________________
Title

EXHIBIT A

ADDENDUM TO DEFERRAL AND ACKNOWLEDGEMENT AGREEMENT
FOR THE FIRST HORIZON NATIONAL CORPORATION
DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

The undersigned agrees that each and every Deferral and Acknowledgement Agreement between the undersigned and First Horizon National Corporation (and/or its affiliates) under the First Horizon National Corporation Directors and Executives Deferred Compensation Plan is hereby amended to be subject to all applicable terms, conditions and provisions as set forth in the Amendment to the Plan as adopted by the Compensation Committee on the ______ day of ____________________, 2007.

_____________________________
Signature
_____________________________
Print Name
_____________________________
Date

Accepted by Company:

By:  ___________________________________________

Title: ___________________________

Date: ___________________________